RESOLUTION
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                     INTERNATIONAL SYNERGY HOLDING CO., LTD.


RESOLUTION IN WRITING of the Directors of International Synergy Holding Co., Ltd (the "Corporation") dated this 28th day of November 2005.

BACKGROUND:

      1. The Corporation is a corporation organized and operating under the laws of the State of Nevada.

      2. The Corporation desires to make certain resolutions:

Resolution to Spin Off 100% of Wholly Owed Subsidiary:

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to Spin Off 100% of the shares of Apple Juice Productions to the corporation's shareholders share for share.

WHEREAS, the Board of Directors has also determined that it is in the best interest of the Corporation to first transfer all of the assets of the corporation to its wholly owned subsidiary, Apple Juice Productions. Therefore, it is also RESOLVED that all of the current assets of the corporation are hereby transferred to Apple Juice Productions effective the 27th day of November, 2005.

RESOLVED, that the Corporation transfer all of its current assets to Apple Juice Productions, and spin off 100% of the shares of Apple Juice Productions share for share to the corporation's shareholders with a record date of November 27, 2005.

The undersigned hereby certifies that he/she is the duly elected and qualified Secretary and the custodian of the books and records and seal of International Synergy Holding Co., Ltd, a corporation duly formed pursuant to the laws of the state of Nevada and that the foregoing is a true record of a resolution duly adopted at a meeting of the Board of Directors and that said meeting was held in accordance with state law and the By-laws of the above-named Corporation on this 28th day of November, 2005 ,and that said resolution is now in full force and effect without modification or rescission.

IN WITNESS WHEREOF, I have executed my name as Secretary and have hereunto affixed the corporate seal of the above-named Corporation this the 28th day, of November, 2005.


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Secretary